As filed with the Securities and Exchange Commission on October 25, 2022.

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________________________________

Vox Royalty Corp.
(Exact name of Registrant as specified in its charter)

Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 5300, 66 Wellington Street West

Toronto, Ontario M5K 1E6

Canada

(345) 815-3939

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

Copies to:

Robert S. Matlin, Esq. David A. Bartz, Esq. Christopher H. Cunningham, Esq. K&L Gates LLP 599 Lexington Avenue New York, NY 10022 (212) 536-3900	Eva Bellissimo McCarthy Tétrault LLP Suite 5300, TD Bank Tower Box 48, 66 Wellington Street West Toronto, Ontario Canada M5K 1E6 (416) 362-1812

___________________________________

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of the Registration Statement

Ontario, Canada

(Principal jurisdiction regulating this offering)

___________________________________

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

	1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Vox Royalty Corp. at 66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto, Ontario, M5K 1E6 and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	October 25, 2022

VOX ROYALTY CORP.

US$100,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

Vox Royalty Corp. (“Vox”, “we”, “us”, “our” or the “Company”) may from time to time offer and issue the following securities: (i) common shares of the Company (“Common Shares”); (ii) preferred shares of the Company (“Preferred Shares”); (iii) senior and subordinated debt securities of the Company, including convertible debt securities (collectively, “Debt Securities”); (iv) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”); and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”, and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and Warrants, the “Securities”), or any combination thereof, having an aggregate offering price not to exceed US$100,000,000 (or the equivalent thereof, at the date of issue, in Canadian dollars or any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), remains effective. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). This Prospectus qualifies the distribution of Securities by the Company as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

i

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class, series, liquidation preference amount, the number of Preferred Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Preferred Shares are being offered for cash, the currency or currency unit for which such Preferred Shares may be purchased, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of Subscription Receipts for Common Shares and/or other securities of the Company, as the case may be, the currency or currency unit in which the Subscription Receipts are issued, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the number of Warrants being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Units are being offered for cash, the currency or currency unit in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

This Prospectus may qualify an “at-the-market distribution” as defined in NI 44-102. This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

ii

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents designated by the Company from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Company. See “Plan of Distribution”.

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. See “Plan of Distribution”.

As at the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Company requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. There are certain risks inherent in an investment in our Securities and in our activities. Prospective investors should carefully read and consider the risk factors described or referenced under the headings “Forward-Looking Information” and “Risk Factors” in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement and any of the documents incorporated by reference therein, before purchasing Securities. See “Forward-Looking Information” and “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See “Currency and Exchange Rate Information”.

The outstanding Common Shares are listed and posted for trading in Canada on the TSX Venture Exchange (“TSXV”) under the trading symbol “VOX” and in the United States on The Nasdaq Stock Market (“Nasdaq”) under the trading symbol “VOXR”. On October 24, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was C$2.85 and the closing price of the Common Shares on the Nasdaq was US$2.06.

iii

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors” below and the “Risk Factors” section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

We prepare our annual financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), and our interim financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with IFRS as issued by the IASB as applicable to interim financial reporting, and they therefore may not be comparable to financial statements of United States companies.

Owning Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is incorporated in Ontario, a province of Canada; (ii) some of the officers and directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company’s assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

Certain of our directors and officers and some of the experts named in this Prospectus reside outside of Canada. See “Enforceability of Certain Civil Liabilities and Agent for Service of Process”.

The Company’s head and registered office is located at 66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto, Ontario, M5K 1E6.

iv

ABOUT THIS PROSPECTUS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and are not entitled to rely on certain parts of the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement to the exclusion of the remainder. We have not has authorized anyone to provide investors with different or additional information. We are not making an offer of Securities in any jurisdiction where the offer or sale of Securities is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents (including the documents incorporated by reference herein and therein), regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement or any sale of Securities.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Vox”, the “Company”, “we”, “us” and “our” refer to Vox Royalty Corp. and/or, as applicable, one or more of its subsidiaries and/or, as applicable, its joint venture.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated herein by reference, contains “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking information”). These statements relate to future events or the Company’s future performance. All statements, other than statements of historical fact, may be forward-looking information. Information concerning mineral resource and mineral reserve estimates also may be deemed to be forward-looking information in that it reflects a prediction of mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking information generally can be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “propose”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information.

In particular, this Prospectus contains or incorporates by reference forward-looking information, including, without limitation, with respect to the following matters or the Company’s expectations relating to such matters: fluctuations in the prices of the commodities that drive royalties and streams held by the Company; fluctuations in the value of the U.S. dollar relative to other currencies; regulatory changes by national and local governments, including permitting and licensing regimes and taxation policies; regulations and political or economic developments in any of the countries where properties in which the Company holds a royalty, stream or other interest are located or through which they are held; geopolitical events and other uncertainties, such as the conflict between Russia and Ukraine; risks related to the operators of the properties in which the Company holds a royalty, stream or other interests; the unfavorable outcome of litigation relating to any of the properties in which the Company holds a royalty, stream or other interests; business opportunities that become available to, or are pursued by the Company; continued availability of capital and financing and general economic, market or business conditions; litigation; title, permit or license disputes related to interests on any of the properties in which the Company holds a royalty, stream or other interest; development, permitting, infrastructure, operating or technical difficulties on any of the properties in which the Company holds a royalty, stream or other interest; rate and timing of production differences from resource estimates or production forecasts by operators of properties in which the Company holds a royalty, stream or other interest; risks and hazards associated with the business of exploring, development and mining on any of the properties in which the Company holds a royalty, stream or other interest, including, but not limited to unusual or unexpected geological and metallurgical conditions, slope failures or cave-ins, flooding and other natural disasters or civil unrest or other uninsured risks, and the integration of acquired assets.

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Forward-looking information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward-looking information is based upon a number of expectations and assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. With respect to forward-looking information listed above and incorporated by reference herein, the Company has made assumptions regarding, among other things: the ongoing operation of the properties in which the Company holds a royalty, stream or other interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; no material adverse change in the market price of the commodities that underlie the asset portfolio; no adverse development in respect of any significant property in which the Company holds a royalty, stream or other interest; the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production; integration of acquired assets; and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended.

Although the Company believes that the assumptions and expectations reflected in such forward-looking information are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct, and since forward-looking information inherently involves risks and uncertainties, undue reliance should not be placed on such information.

The Company’s actual results could differ materially from those anticipated in any forward-looking information as a result of the risk factors contained in and incorporated by reference in this Prospectus, including but not limited to, the factors referred to under the heading “Risk Factors” in this Prospectus, under the heading “Description of the Business – Risk Factors” in the Company’s most recent annual information form and under the heading “Risks and Uncertainties” in the Company’s management’s discussion and analysis for our most recently completed audited financial year and interim financial period. Such risks include, but are not limited to the following: risks relating to the dependence of the Company on third party operators; the global financial conditions; the failure of counterparties to royalty and stream agreements to comply with the terms of such agreements; risks relating to the lack of access to data on the operations underlying the Company’s royalty and stream interests; political, economic and other risks; fluctuations in foreign currency; operating risks caused by social unrest or the political environment; risks related to government regulation, laws, sanctions and measures; fluctuations in commodity prices; the extent of analytical coverage available to investors concerning the business of the Company; changes in trading volume and general market interest in the Company’s securities; risks related to new diseases and epidemics, risks relating to widespread epidemics or a pandemic outbreak, including the COVID-19 pandemic; the impact of COVID-19 on the workforce of the operators of the projects underlying the Company’s royalty and streaming interests; dependence on future payments from owners and operators; unknown defects and impairments in any business arrangements of the Company; the inability of the Company to select appropriate acquisition targets or negotiate acceptable arrangements including arrangements to finance acquisition targets; potential inaccuracy in the mineral reserves and mineral resource estimates; high operating costs at the operator level impacting the quantum of the net profit royalties; operators’ compliance with laws, including anti-bribery and corruption laws; rights of third parties; global financial conditions; liquidity concerns and future financing requirements; the limited operating history of the Company; competition in acquisitions; key employee attraction and retention; risks relating to conflicts of interest; risks relating to potential litigation; risks relating to title, permit or license disputes related to interests on any of the properties in which Vox holds a royalty, stream or other interest; risks relating to the dependence of the Company on outside parties and key management personnel; risks associated with dilution; royalties under ongoing negotiations or LOIs may not be acquired; and the volatility of the stock market and in commodity prices. Consequently, actual results and events may vary significantly from those included in, contemplated or implied by such statements.

Readers are cautioned that the foregoing lists of factors are not exhaustive. The forward-looking information contained in or incorporated by reference in this Prospectus is expressly qualified by these cautionary statements. All forward-looking information in this Prospectus speaks as of the date of this Prospectus. The Company does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these assumptions and risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s most recent annual information form and most recent management’s discussion and analysis for our most recently completed financial year and interim financial period, which are available on SEDAR at www.sedar.com.

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NOTICE REGARDING REPRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure included in or incorporated by reference in this Prospectus have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. Unless otherwise indicated, all resource and reserve estimates have been prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – Definition Standards adopted by the CIM Council (the “CIM Definition Standards”), which were incorporated by reference in the Canadian Securities Administrators’ National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) which is a rule developed by Canadian Securities Administrators that established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the CIM standards. Pursuant to subpart 1300 of Regulation S-K (“S-K 1300”), the SEC now recognizes estimates of “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources.” In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding standards of the CIM.

Investors are cautioned that while terms are substantially similar to CIM standards, there are differences in the definitions and standards under S-K 1300 and the CIM standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the reserve or resource estimates prepared under the standards adopted under S-K 1300. As a foreign private issuer that is eligible to file reports with the SEC pursuant to the MJDS, we are not required to provide disclosure under S‑K 1300 and will continue to provide disclosure under NI 43-101.

Investors are also cautioned that while the SEC now recognizes “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of mineral deposits in these categories will ever be converted into reserves. Mineralization described using these terms has a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “measured mineral resource,” “indicated mineral resource” or “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the portions of documents incorporated by reference herein containing descriptions of the Company’s interests in mineral deposits held by third party mine operators may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in United States dollars and our annual financial statements are prepared in accordance with IFRS as issued by the IASB and our interim financial statements are prepared in accordance with IFRS as issued by the IASB as applicable to interim financial reporting. Unless otherwise indicated, financial information included in or incorporated by reference in this Prospectus has been prepared in accordance with IFRS as issued by the IASB. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under US GAAP. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

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CURRENCY AND EXCHANGE RATE INFORMATION

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Six months ended June 30,		Year ended December 31,
	2022	2021	2021	2020
High	C$1.3039	C$1.2828	C$1.2942	C$1.4496
Low	C$1.2451	C$1.2040	C$1.2040	C$1.2718
Average	C$1.2715	C$1.2470	C$1.2535	C$1.3415
Rate at end of period	C$1.2886	C$1.2394	C$1.2678	C$1.2732

On October 24, 2022, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3722.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed by us with the securities commissions or similar regulatory authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus, and are also available electronically under the profile of the Company at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

As at the date of this Prospectus, the following documents, filed by the Company with the securities commissions or similar regulatory authorities in each of the provinces of Canada except Québec and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

(a)	the annual information form of the Company dated October 25, 2022 for the year ended December 31, 2021 (the “2021 AIF”);

(b)

the audited consolidated financial statements of the Company as at and for the years ended December 31, 2021 and 2020, together with the notes thereto and the independent auditor’s report thereon (the “2021 Annual Financial Statements”);

(c)	the management’s discussion and analysis of the results of operations and financial condition of the Company for the year ended December 31, 2021 (the “2021 Annual MD&A”);

(d)	the unaudited condensed interim consolidated financial statements of the Company as at and for the three and six month periods ended June 30, 2022 and 2021, together with the notes thereto;

(e)	the management’s discussion and analysis of the results of operations and financial condition of the Company for the three and six month periods ended June 30, 2022 (the “2022 Q2 Interim MD&A”);

(f)	the management information circular of the Company dated May 4, 2022 prepared in connection with the annual general and special meeting of shareholders held on June 16, 2022;

(g)

the material change report of the Company dated May 26, 2022 relating to the entering into by the Company of definitive agreements in connection with the acquisition of a producing royalty over the Wonmunna iron ore mine in Western Australia operated by ASX-listed producer Mineral Resources Limited; and

(h)

the material change report of the Company dated March 25, 2021 relating to the completion by the Company of an overnight marketed public offering of units of the Company for gross proceeds of approximately C$15 million.

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Except as otherwise stated below, any documents of the foregoing type, and all other documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 – Short Form Prospectus Distributions, including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditor’s report thereon, management’s discussion and analysis, information circulars, annual information forms and business acquisition reports filed by the Company with the securities commissions or similar regulatory authorities in any of the provinces or territories of Canada subsequent to the date of this Prospectus and during the 25-month period this Prospectus remains effective, shall be deemed to be incorporated by reference in this Prospectus. Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing paragraph is also included in any report that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Furthermore, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6- K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, notwithstanding anything herein to the contrary, the following documents shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circulars filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

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A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution of such Securities and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

(a)	the documents listed under the heading “Documents Incorporated by Reference”;

(b)	powers of attorney from our directors and officers, as applicable (included on the signature page to the registration statement);

(c)	the consent of Ernst & Young LLP;

(d)	the consent of McGovern Hurley LLP;

(e)	the consent of each expert or “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading “Interests of Experts”; and

(f)	the form of indenture for any Debt Securities issued hereunder.

A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces of Canada except Québec, we are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval system, which is commonly known by the acronym “EDGAR”, and may be accessed at www.sec.gov.

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The Company has filed with the SEC a registration statement on Form 40-F under the Exchange Act with respect to the Securities. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities. See “Documents Filed as Part of the Registration Statement”.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Company is a corporation incorporated under and governed by the OBCA. Some of the directors and officers of the Company, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

Timothy J. Strong, Matthew Randall, and Christopher J. Picken, each a “qualified person” under NI 43-101 who has prepared or supervised the preparation of certain scientific and technical information contained or incorporated by reference in this Prospectus, reside outside of Canada. Two of our directors, Rob Sckalor and Kyle Floyd, reside outside of Canada, and each has appointed Cartan Limited as their agent for service of process in Canada at its office address: Box 47, Suite 5300, Toronto-Dominion Bank Tower, Toronto, Ontario M5K 1E6. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

THE COMPANY

The Company was incorporated under the OBCA on February 20, 2018 by Certificate of Incorporation issued pursuant to the provisions of the OBCA under the name “AIM3 Ventures Inc.”. On May 13, 2020, Vox’s articles were amended to consolidate the Common Shares on the basis of 13.3125 pre-consolidation Common Shares for every one post-consolidation Common Share. The name of the Company was also changed from “AIM3 Ventures Inc.” to “Vox Royalty Corp.” On June 30, 2020, Vox filed articles of continuance and continued out of Ontario and into the Cayman Islands. On July 6, 2021, Vox filed articles of continuance and continued out of the Cayman Islands and back into Ontario.

The Company’s head and registered office is located at 66 Wellington Street West, Suite 5300, TD Bank Tower, Toronto, Ontario, M5K 1E6.

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The corporate chart of the Company including the Company’s subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Company is as follows:

BUSINESS OF THE COMPANY

Vox is a returns focused mining royalty company with a portfolio of 59 royalties and streams spanning eight jurisdictions (Australia, Canada, United States, Brazil, Peru, Mexico, Nigeria and South Africa). The Company was established in 2014 and has since built unique intellectual property, a technically focused transactional team and a global sourcing network that has allowed Vox to target the highest returns on royalty acquisitions in the mining royalty sector. Since the beginning of 2020, Vox has announced over 20 separate transactions to acquire over 50 royalties.

Vox operates a unique business model within the royalty and streaming space which it believes offers it a competitive advantage. Of these advantages, some are inherent to the Company’s business model, such as the diverse approach to finding global royalties providing it with a broader pipeline of opportunities to act on. Other competitive advantages have been strategically built since the Company’s formation, including its 2020 acquisition of Mineral Royalties Partnership Ltd.’s proprietary royalty database of over 8,500 royalties globally (“MRO”). MRO is not commercially available to the Company’s competitors. MRO includes historical transactions benchmarked over a 40-year period and also virtually integrates global mining royalties with mineral deposits and mining claims, which provides the Company with the first-mover advantage to execute bilateral, non-brokered royalty acquisition transactions, which make up the majority of the historical acquisitions of the Company. The Company also has an experienced technical team that consists of mining engineers and geologists who can objectively review the quality of assets and all transaction opportunities.

The Company focuses on accretive acquisitions on a net asset value and cash flow per share basis, with a particular emphasis on return of investment. As at the date hereof, approximately 80% of Company’s royalty and streaming assets by royalty count are located in Australia, Canada and the United States. Further, the Company is prioritizing acquiring royalties on producing or near-term producing assets to complement its high-quality portfolio of exploration and development stage royalties. Specifically, the Company’s portfolio currently includes six producing assets and twenty-three development assets that are in the PEA/PFS/feasibility stage, that have potential to be toll-treated via a nearby mill or that may restart production operations after care and maintenance.

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Key growth assets for the Company for the remainder of 2022 and into 2023 include: the Otto Bore royalty and gold project in Western Australia, where operator Northern Star Resources Ltd. commenced production in Q3 2022; the Binduli North gold heap leach project in Western Australia, which officially opened in Q3 2022 and where Vox holds a A$0.50/t royalty over material from the Janet Ivy deposit; the Bulong royalty and gold project in Western Australia, where operator Black Cat Syndicate Limited is guiding towards potential open-pit mining and toll treatment from Q4 2022 onwards from the royalty-linked Myhree deposit; the Pitombeiras royalty and vanadium-titanium project in Brazil, where operator Jangada Mines plc published an updated technical report in Q2 2022 and which Vox management believe may lead to a construction decision in late 2022 or early 2023; and the Brits royalty and vanadium project in South Africa, which is located adjacent to operator Bushveld Minerals Limited’s integrated Vametco facility and which will serve as an alternative source of near surface ore feed for the Vametco Plant. During 2023 and 2024, the Company expects revenue growth to be fueled by: the Bowdens royalty and silver project, with operator Silver Mines Limited expecting development approval in late 2022; the Sulphur Springs royalty and copper-zinc project, where the resource was updated in Q3 2022 and which Vox management believe may lead to a construction decision in late 2023; and the South Railroad royalty and gold project in Nevada, where operator Gold Standard Ventures announced their intention to publish an updated resource in late 2022 and targeting first production in mid-2024.

The following chart sets forth details of the royalty and stream portfolio held by Vox, as of October 25, 2022.

Overview of Royalty and Stream Portfolio

Asset	Royalty Interest	Commodity	Jurisdiction	Stage	Operator
Segilola	1.5% NSR (subject to $3.5M cap)	Gold	Nigeria	Producing	Thor Explorations Ltd.
Janet Ivy	A$0.50/t royalty	Gold	Australia	Producing	Zijin Mining Group Co., Ltd. (Norton Gold Fields Pty Ltd.)
Higginsville (Dry Creek)	A$0.72/gram gold ore milled(1) (effective 0.85% NSR)	Gold	Australia	Producing	Karora Resources Inc.
Wonmunna	1.25% to 1.5% GRR (>A$100/t iron ore)	Iron Ore	Australia	Producing	Mineral Resources Limited
Koolyanobbing (part of Deception & Altair pits)	2.0% FOB Revenue	Iron Ore	Australia	Producing	Mineral Resources Limited
Brauna	0.5% GRR	Diamonds	Brazil	Producing	Lipari Mineração Ltda.
Mt Ida	1.5% NSR (>10Koz Au production)	Gold	Australia	Development	Aurenne Group Pty Ltd.
Bulong	1.0% NSR	Gold	Australia	Development	Black Cat Syndicate Limited
Otto Bore	2.5% NSR (on cumulative 42,000 – 100,000 oz production)	Gold	Australia	Development	Northern Star Resources Ltd.
South Railroad	0.633% NSR + advance royalty payments	Gold	USA	Development	Gold Standard Ventures Corp.
Bullabulling	A$10/oz gold royalty (>100Koz production)	Gold	Australia	Development	Zijin Mining Group Co., Ltd. (Norton Gold Fields Pty Ltd.)
Lynn Lake (MacLellan)(2)	2.0% GPR (post initial capital recovery)	Gold	Canada	Development	Alamos Gold Inc.
Limpopo (Dwaalkop)	1% GRR	Platinum, palladium, rhodium, gold, copper and nickel	South Africa	Development	Sibanye Stillwater Ltd.
Limpopo (Messina)	0.704% GRR	Platinum, palladium, rhodium, gold, copper and nickel	South Africa	Development	Sibanye Stillwater Ltd.
Goldlund	1.0% NSR	Gold	Canada	Development	Treasury Metals Inc.

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Asset	Royalty Interest	Commodity	Jurisdiction	Stage	Operator
El Molino	0.5% NSR	Gold, silver, copper and molybdenum	Peru	Development	China Minmetals/ Jiangxi Copper
British King	1.5% NSR on the first 10,000 oz and 5.25% stream thereafter	Gold	Australia	Development (Care & Maintenance)	Central Iron Ore Ltd
Brightstar Alpha	2% GRR	Gold	Australia	Development (Care & Maintenance)	Brightstar Resources Limited
Bowdens	0.85% GRR	Silver-lead-zinc	Australia	Development	Silver Mines Limited
Pedra Branca	1.0% NSR	Nickel, copper, cobalt, PGM’s, Chrome	Brazil	Development	ValOre Metals Corp.
Pitombeiras	1.0% NSR	Vanadium, Titanium, Iron Ore	Brazil	Development	Jangada Mines plc
Yellow Giant	Stream on 100% of silver produced on first 6,667 oz monthly, then 50% of monthly silver produced in excess	Silver	Canada	Development (Care & Maintenance)	MCC Canadian Gold Ventures Inc.
Mt. Moss	1.5% NSR	Base metals and silver	Australia	Development (Care & Maintenance)	Mt Moss Mining Pty Ltd.
Uley	1.5% GRR	Graphite	Australia	Development	Quantum Graphite Limited
Sulphur Springs	A$2/t ore PR (A$3.7M royalty cap)	Copper, zinc, lead, silver	Australia	Development	Develop Global Limited
Kangaroo Caves	A$2/t ore PR (40% interest)	Copper, zinc, lead, silver	Australia	Development	Develop Global Limited
Brits(3)	1.75% GSR (or ~C$1.03/tonne annual cap)	Vanadium	South Africa	Development	Bushveld Minerals Limited
Montanore	$0.20/ton	Silver, copper	USA	Development	Hecla Mining Company
Kenbridge	1% NSR (buyback for C$1.5M)	Nickel, copper, cobalt	Canada	Development	Tartisan Nickel Corp.
Ashburton	1.75% GRR (>250K oz)	Gold	Australia	Exploration	Kalamazoo Resources Limited
Beschefer	0.6% NSR (partial buyback)	Gold	Canada	Exploration	Goldseek Resources Inc.
Kelly Well	10% FC (converts to 1% NSR)	Gold	Australia	Exploration	Dacian Gold Limited
New Bore	10% FC (converts to 1% NSR)	Gold	Australia	Exploration	Dacian Gold Limited
Millrose	1.0% GRR	Gold	Australia	Exploration	Jindalee Resources Limited

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Asset	Royalty Interest	Commodity	Jurisdiction	Stage	Operator
Kookynie (Melita)	A$1/t ore PR (>650Kt ore mined and treated)	Gold	Australia	Exploration	Genesis Minerals Ltd.
Kookynie (Consolidated Gold)	A$1/t ore PR (with gold grade escalator(4))	Gold	Australia	Exploration	Metalicity Limited
Green Dam	2.0% NSR	Gold	Australia	Exploration	St. Barbara Limited
Holleton	1.0% NSR	Gold	Australia	Exploration	Ramelius Resources Limited
Yamarna	A$7.50/oz discovery payment	Gold	Australia	Exploration	Gold Road Resources Ltd.
West Kundana	Sliding scale 1.5% to 2.5% NSR	Gold	Australia	Exploration	Evolution Mining Ltd
Merlin	0.75% GRR (>250K oz)	Gold	Australia	Exploration	Black Cat Syndicate Limited
West Malartic (Chibex South)	0.66% NSR	Gold	Canada	Exploration	Agnico Eagle Mines Limited
Bulgera	1% NSR	Gold	Australia	Exploration	Norwest Minerals Limited
Comet Gold	1% NSR	Gold	Australia	Exploration	Accelerate Resources Ltd.
Mount Monger	1% NSR	Gold	Australia	Exploration	Mt Monger Resources Ltd.
Forest Reefs	1.5% NSR	Gold and copper	Australia	Exploration	Newcrest Mining Limited
Montana Assets (Option)	1.5% NSR	Gold, copper	USA	Exploration	Privately held
Mexico Assets	1.0% NSR	Silver, lead, zinc	Mexico	Exploration	Privately held
Barabolar Surrounds	1.0% GRR	Silver-lead-zinc	Australia	Exploration	Silver Mines Limited
Alce	3.0% GRR	Gold, copper	Peru	Exploration	Compania Minera Santa Raquel SAC
Volga	2.0% GRR	Copper	Australia	Exploration	Novel Mining
Thaduna	1.0% NSR	Copper	Australia	Exploration	Sandfire Resources Limited
Glen	0.2% FOB RR	Iron ore	Australia	Exploration	Sinosteel Midwest Corporation
Anthiby Well	0.25% GRR	Iron ore	Australia	Exploration	Hancock Prospecting
Lynn Lake (Nickel)	2% GPR (post initial capital recovery)	Nickel, copper, cobalt	Canada	Exploration	Corazon Mining Ltd.
Phoebe	3% GRR	Gold, silver, copper	Peru	Exploration	Titan Minerals Ltd.
Cart	3% GRR	Gold, silver, copper	Peru	Exploration	Titan Minerals Ltd.
Jaw	3% GRR	Gold, silver, copper	Peru	Exploration	Titan Minerals Ltd.
Colossus	3% GRR	Gold, silver, copper	Peru	Exploration	Titan Minerals Ltd.

Notes:

(1)	Royalty rate per gram of gold = A$0.12 x (price of gold per gram at Perth Mint / A$14) = A$0.65/gram gold ore milled, as at June 30, 2022. References to A$ are to Australian dollars.
(2)	Covers only a portion of the MacLellan deposit and not all reserves disclosed by Alamos Gold Inc.
(3)	Covers the Uitvalgrond Portion 3 of the Brits project and not all reserves disclosed by Bushveld Minerals Limited.
(4)	Royalty = A$1 / Tonne (for each Ore Reserve with a gold grade <= 5g/t Au), for grades > 5g/t Au royalty = ((Ore grade per Tonne – 5) x 0.5)+1).

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The following map shows the geographic location of the projects underlying the Company’s royalties and streams and the stage of the underlying projects.

Notes:

1.	Development assets include the following stages: mining study completed (PEA/PFS/feasibility), care & maintenance, toll-treatment, based on public filings.
2.	“Near term potential” producing asset count includes currently producing, construction/feasibility/restart stage assets from public filings.

Detailed Portfolio Descriptions

For additional information with respect to the Company’s royalty and stream portfolio and the business of the Company, readers are referred to the Company’s 2021 AIF and 2022 Q2 Interim MD&A, each of which are incorporated by reference herein, and the other documents incorporated by reference herein. See also “Risk Factors” in this Prospectus and “Description of the Business – Risk Factors” in the Company’s then-current annual information form.

Developments Following the Date of the Prospectus

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to “shelf prospectus supplement”.

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Recent Developments

On October 10, 2022, Vox’s Common Shares commenced trading on the Nasdaq under the ticker symbol “VOXR.” Concurrent with the commencement of trading on the Nasdaq, Vox’s Common Shares ceased trading on the OTCQX market.

On September 20, 2022, the Company announced that its Board of Directors approved the initiation of a quarterly dividend program, and the Company declared an inaugural quarterly dividend of US$0.01 per Common Share, to be paid in the fourth quarter of 2022. The dividend will be paid on November 4, 2022 to shareholders of record as of the close of business on October 21, 2022.

CONSOLIDATED CAPITALIZATION

As at June 30, 2022, there were 44,397,266 Common Shares issued and outstanding, as well as 760,770 RSUs, 8,697,550 Warrants, 1,603,984 Options and 887,946 PSUs outstanding. As at October 25, 2022, there were 44,593,950 Common Shares issued and outstanding, as well as 615,044 RSUs, 8,697,550 Warrants, 1,603,984 Options and 891,879 PSUs outstanding.

Other than as noted above, there have been no material changes in our share or loan capital, on a consolidated basis, since June 30, 2022.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Preferred Shares or Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus, as required by applicable securities laws.

DESCRIPTION OF COMMON SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at October 25, 2022, 44,593,950 Common Shares are issued and outstanding. All rights and restrictions in respect of the Common Shares are set out in the Company’s notice of articles and the OBCA and its regulations. The Common Shares have no pre-emptive, redemption, purchase or conversion rights. Neither the OBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The OBCA and the Company’s articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The holders of the Common Shares are entitled to: (i) notice of and to attend any meetings of shareholders and shall have one vote per Common Share at any meeting of shareholders of the Company; (ii) dividends, if as and when declared by the Board of Directors; and (iii) upon liquidation, dissolution or winding up of the Company, on a pro rata basis, the net assets of the Company after payment of debts and other liabilities.

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Dividend Policy

The Company approved a quarterly dividend program on September 20, 2022 and declared an inaugural quarterly cash dividend of US$0.01 per Common Share to be paid in the fourth quarter of 2022. The declaration, timing, amount, and payment of future dividends are at the discretion of the Board of Directors of the Company based on relevant factors, including but not limited to, the Company’s financial condition, capital allocation framework, profitability, cash flow, legal requirements, and other relevant factors, each of which shall be assessed on a quarterly basis.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue preferred shares. However, under Section 168 of the OBCA, the Company may create a new class of preferred shares by filing articles of amendment, provided that, where a class of shares with preferential rights is created which would result in the rights of the Company’s common shareholders being adversely impacted, the existing shareholders have to consent to the creation of such preferred shares by a resolution in writing signed by shareholders holding 2/3 of the total number of common shares in issue or by a 2/3 majority at a meeting of shareholders. If the preferred shares to be created rank pari passu with the existing common shares, then no shareholder consent is required.

The board of the Company may fix, before the issuance thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non‐cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or retraction, any exchange or conversion rights, and any rights on the liquidation, dissolution or winding‐up of the Company, any sinking fund or other provisions.

The Preferred Shares of each series may, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares. If any amount of cumulative dividends (whether or not declared) or declared non‐cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.

The particular terms and provisions of a series of Preferred Shares offered pursuant to an accompanying Prospectus Supplement will be described in the applicable Prospectus Supplement. One or more series of Preferred Shares may be sold separately or together with other Securities under this Prospectus, or on conversion or exchange of any such Securities.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “Company” and “Vox” refer only to Vox Royalty Corp. without the subsidiaries through which it operates. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

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The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

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Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts, which may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Warrants or Units, as the case may be, or may be converted into or exchanged for Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR at www.sedar.com.

The Prospectus Supplement relating to any Subscription Receipts being offered will include specific terms and provisions of the Subscription Receipts being offered thereby. These terms and provisions will include some or all of the following:

•	the name or designation of the Subscription Receipts;

•	the number of Subscription Receipts being offered;

•	the price at which Subscription Receipts will be offered and whether the price is payable in instalments;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities, as the case may be, and the consequences of such terms and conditions not being satisfied;

•	the number of Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities that may be issued or delivered upon the conversion or exchange of each Subscription Receipt;

•	the identity of the subscription receipt agent;

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•	the manner in which funds will be invested and held, and procedures for the release of funds (including interest or other income earned on funds) pending satisfaction or non-satisfaction of the escrow release or other conditions;

•	any entitlements of the holders of Subscription Receipts to receive distributions declared on Common Shares or distribution-equivalent payments;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the dates or periods during which the Subscription Receipts may be converted or exchanged into Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	material Canadian federal income tax consequences of owning, holding or disposing of the Subscription Receipts, if any;

•	if applicable, whether the Subscription Receipts shall be in registered or unregistered form;

•	if applicable, that the Subscription Receipts shall be issuable in whole or in part as one or more global securities and, in such case, the depositary or depositaries for such global securities in whose name the global securities will be registered;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada except Québec pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are “novel” (as such term is defined in NI 44-102), including Warrants that are convertible into or exchange or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

The Company may issue Warrants for the purchase of Common Shares and/or other securities. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under one or more warrant indentures, in each case between the Company and a warrant agent or trustee determined by the Company. Each such warrant indenture, as supplemented to amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable. A copy of any such warrant indenture will be available on SEDAR at www.sedar.com.

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The Prospectus Supplement relating to any Warrants being offered will include specific terms and provisions of the Warrants being offered thereby. These terms and provisions will include some or all of the following:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the Common Shares and/or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued in fully registered or global form;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants; and

•	any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable on exercise of the Warrants.

Warrants, if issued in registered form, will be exchangeable for other Warrants of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

Modifications

The Company may amend the warrant agreements or indentures and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of the outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

The warrant agent or trustee, as applicable, will act solely as the Company’s agent. The warrant agent or trustee, as applicable, will not have any duty or responsibility if the Company defaults under the warrant agreements or indentures or the warrant certificates. A Warrant holder may, without the consent of the warrant agent or trustee, as applicable, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.

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DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Company may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Prospectus Supplement relating to any Units being offered will include specific terms and provisions of the Units being offered thereby. These terms and provisions will include some or all of the following:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

•	the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

•	whether such Units will be listed on any securities exchange;

•	whether the Units and the underlying Securities will be issued in fully registered or global form;

•	any other rights, privileges, restrictions and conditions attaching to the Units; and

•	any other materials terms and conditions of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to, if applicable, the unit agreement, collateral arrangements and depositary arrangements relating to such Units.

PLAN OF DISTRIBUTION

The Company may, during the 25-month period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Company and any underwriters’, dealers’ or agents’ fees, commissions or other items constituting underwriters’ or agents’ compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby. A Prospectus Supplement may provide that the Securities sold thereunder will be “flow-through” securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

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If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions” or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the offered Securities at a level other than that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a “best efforts” basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Under agreements which may be entered into by the Company and, if applicable, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company and, if applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

USE OF PROCEEDS

Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

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There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars, United States dollars or other currencies. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSXV and in the United States on the Nasdaq. Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities is speculative and subject to a number of risks, including those set forth below and in the Company’s then-current annual information form and in the then-current management’s discussion and analysis for our most recently completed financial year and interim financial period, if applicable. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated by reference herein and in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus or the applicable Prospectus Supplement or the documents incorporated by reference herein and therein or other unforeseen risks.

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Global financial conditions

Global financial conditions can be volatile. Financial markets historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. In particular, the conflict between Russia and Ukraine and any restrictive actions that are or may be taken by Canada, the U.S., and other countries in response thereto, such as sanctions or export controls, could have potential negative implications to the financial markets. Accordingly, the market price of Vox’s Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of its Common Shares may be materially adversely affected.

Market events and conditions, including the disruptions in the international credit markets and other financial systems, along with falling currency prices expressed in United States dollars can result in commodity prices remaining volatile. These conditions can cause a loss of confidence in global credit markets resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, tighter regulations, less liquidity, widening credit spreads, less price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by governments, concerns about the general condition of the capital markets, financial instruments, banks and investment banks, insurers and other financial institutions caused the broader credit markets to be volatile and interest rates to remain at historical lows. These events can be illustrative of the effect that events beyond the Company’s control may have on commodity prices, demand for metals, including gold, silver, copper, lead and zinc, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Company’s business.

Access to additional sources of capital, including conducting public financings, can be negatively impacted by disruptions in the international credit markets and the financial systems of other countries, as well as concerns over global growth rates. These factors could impact the ability of Vox to obtain both debt and equity financing in the future and, if obtained, on terms favourable to Vox. Increased levels of volatility and market turmoil can adversely impact the operations of Vox and the value and price of Common Shares of the Company could be adversely affected.

Dependence on third-party operators

The Company is not and will not be directly involved in the exploration, development and production of minerals from, or the continued operation of, the mineral projects underlying the royalties or streams that are or may be held by the Company. The exploration, development and operation of such properties is determined and carried out by third-party owners and operators thereof and any revenue that may be derived from the Company’s asset portfolio will be based on production by such owners and operators. Third-party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property. The interests of third-party owners and operators and those of the Company may not always be aligned. As an example, it will usually be in the interest of the Company to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third-party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by the Company. The inability of the Company to control or influence the exploration, development or operations for the properties in which the Company holds or may hold royalties or streams may have a material adverse effect on the Company’s business, results of operations and financial condition. In addition, the owners or operators may take action contrary to the Company’s policies or objectives; be unable or unwilling to fulfill their obligations under their agreements with the Company; or experience financial, operational or other difficulties, including insolvency, which could limit the owner or operator’s ability to advance such properties or perform its obligations under arrangements with the Company.

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The Company may not be entitled to any compensation if the properties in which it holds or may hold royalties or streams discontinue exploration, development or operations on a temporary or permanent basis.

The owners or operators of the projects in which the Company holds an interest may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which the Company has little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on the Company’s business, results of operations and financial condition. The effect of any such transaction on the Company may be difficult or impossible to predict.

Royalties, streams and similar interests may not be honoured by operators of a project

Royalties and streams are typically contractually based. Parties to contracts do not always honour contractual terms and contracts themselves may be subject to interpretation or technical defects.

Non-performance by the Company’s counterparties may occur if such counterparties find themselves unable to honor their contractual commitments due to financial distress or other reasons. In such circumstances, the Company may not be able to secure similar agreements on as competitive terms or at all. No assurance can be given that the Company’s financial results will not be adversely affected by the failure of a counterparty or counterparties to fulfil their contractual obligations in the future. Such failure could have a material adverse effect on the Company’s business, results of operations and financial condition.

To the extent grantors of royalties or streams that are or may be held by the Company do not abide by their contractual obligations, the Company may be forced to take legal action to enforce its contractual rights. Such litigation may be time consuming and costly and, as with all litigation, no guarantee of success can be made. Should any such decision be determined adversely to the Company, it may have a material adverse effect on the Company’s business, results of operations and financial condition.

Limited or no access to data or the operations underlying its interests

The Company is not, and will not be, the owner or operator of any of the properties underlying its current or future royalties or streams and has no input in the exploration, development or operation of such properties. Consequently, the Company has limited or no access to related exploration, development or operational data or to the properties themselves. This could affect the Company’s ability to assess the value of a royalty or similar interest. This could also result in delays in cash flow from that anticipated by the Company, based on the stage of development of the properties underlying its royalties and similar interests. The Company’s entitlement to payments in relation to such interests may be calculated by the royalty payors in a manner different from the Company’s projections and the Company may not have rights of audit with respect to such interests. In addition, some royalties, streams or similar interests may be subject to confidentiality arrangements that govern the disclosure of information with regard to such interests and, as a result, the Company may not be in a position to publicly disclose related non-public information. The limited access to data and disclosure regarding the exploration, development and production of minerals from, or the continued operation of, the properties in which the Company has an interest may restrict the Company’s ability to assess value, which may have a material adverse effect on the Company’s business, results of operations and financial condition. The Company attempts to mitigate this risk by leveraging the proprietary database previously held by MRO, which was acquired by Vox in 2020. MRO was a specialist royalty advisory firm with extensive experience in royalty due diligence, sale processes and principal investment. The MRO team have collectively been involved in over $1 billion of royalty transactions across hundreds of royalty agreements over the past 20 years and have historically held senior exploration and commercial roles at major mining companies and financial institutions. In addition, the Company also plans to cultivate close working relationships with carefully selected owners, operators and counterparties in order to encourage information sharing to supplement the historical data and expert analyses provided by the management team formerly with MRO.

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Risks faced by owners and operators

To the extent that they relate to the exploration, development and production of minerals from, or the continued operation of, the properties in which the Company holds or may hold royalties, streams or similar interests, the Company will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Mineral exploration, development and production generally involves a high degree of risk. Such operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather related events, unusual and unexpected geology formations, seismic activity, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in exploration, development and production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down such activities temporarily or permanently. Mineral exploration, development and production is subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability for the owners or operators thereof. The exploration for, and development, mining and processing of, mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

The Company currently has royalty interests in various exploration-stage projects. While the discovery of mineral deposits may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration or development programs planned by the owners or operators of the properties underlying royalties or streams that are or may be held by the Company will result in profitable commercial mining operations. Whether a mineral deposit will be commercially viable depends on a number of factors, including cash costs associated with extraction and processing; the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in one or more of the properties underlying the Company’s current or future interests not receiving an adequate return on invested capital. Accordingly, there can be no assurance the properties underlying the Company’s interests will be brought into a state of commercial production.

Risks related to mineral reserves and resources

The mineral reserves and resources on properties underlying the royalties, streams or similar interests that may or will be held by the Company are estimates only, and no assurance can be given that the estimated reserves and resources are accurate or that the indicated level of minerals will be produced. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques. Actual mineralization or formations may be different from those predicted by the owners or operators of the properties. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Market price fluctuations of commodities, as well as increased production and capital costs or reduced recovery rates, may render the proven and probable reserves on properties underlying the royalties, streams or similar interests that are or may be held by the Company unprofitable to develop at a particular site or sites for periods of time or may render reserves containing relatively lower grade mineralization uneconomic. Moreover, short-term operating factors relating to the reserves, such as the need for the orderly development of ore bodies or the processing of new or different ore grades, may cause reserves to be reduced or not extracted. Estimated reserves may have to be recalculated based on actual production experience. The economic viability of a mineral deposit may also be impacted by other attributes of a particular deposit, such as size, grade and proximity to infrastructure; by governmental regulations and policy relating to price, taxes, royalties, land tenure, land use permitting, the import and export of minerals and environmental protection; and by political and economic stability.

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Resource estimates in particular must be considered with caution. Resource estimates for properties that have not commenced production are based, in many instances, on limited and widely spaced drill holes or other limited information, which is not necessarily indicative of the conditions between and around drill holes. Such resource estimates may require revision as more drilling or other exploration information becomes available or as actual production experience is gained. Further, resources may not have demonstrated economic viability and may never be extracted by the operator of a property. It should not be assumed that any part or all of the mineral resources on properties underlying the royalties, streams or similar interests that are or may be held by the Company constitute or will be converted into reserves. Any of the foregoing factors may require operators to reduce their reserves and resources, which may have a material adverse effect on the Company’s business, results of operations and financial condition.

Dependence on future payments from owners and operators

The Company will be dependent to a large extent on the financial viability and operational effectiveness of owners and operators of the properties underlying the royalties or streams that are or may be held by the Company. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. Payments may be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, recovery by the operators of expenses, the establishment by the operators of mineral reserves for such expenses or the bankruptcy, insolvency or other adverse financial condition of the operator. The Company’s rights to payment under royalties and similar interests must, in most cases, be enforced by contract without the protection of a security interest over property that the Company could readily liquidate. This inhibits the Company’s ability to collect outstanding royalties in the event of a default. In the event of a bankruptcy, insolvency or other arrangement of an operator or owner, the Company will be treated like any other unsecured creditor, and therefore have a limited prospect for full recovery of royalty or similar revenue.

Security over underlying assets

There is no guarantee that the Company will be able to effectively enforce any guarantees, indemnities or other security interests it may have. Should a bankruptcy or other similar event occur that precludes a counterparty from performing its obligations under an agreement with the Company, the Company would have to enforce its security interest. In the event that the counterparty has insufficient assets to pay its liabilities, it is possible that other liabilities will be satisfied prior to the liabilities owed to the Company. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on the Company.

In addition, because the counterparty may be owned and operated by foreign affiliates, the Company’s security interests may be subject to enforcement and insolvency laws of foreign jurisdictions that vary significantly, and the Company’s security interests may not be enforceable as anticipated. Further, there can be no assurance that any judgments obtained in any local court will be enforceable in those jurisdictions. If the Company is unable to enforce its security interests, there may be a material adverse effect on the Company.

Unknown defects and impairments

A defect in any business arrangement may arise to defeat or impair the claim of the Company to such transaction, which may have a material adverse effect on the Company. It is possible that material changes could occur that may adversely affect management’s estimate of the recoverable amount for any agreement the Company enters into. Impairment estimates, based on applicable key assumptions and sensitivity analysis, will be based on management’s best knowledge of the amounts, events or actions at such time, and the actual future outcomes may differ from any estimates that are provided by the Company. Any impairment charges on the Company’s carrying value of business arrangements could have a material adverse effect on the Company.

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Commodities price risk

The revenue derived by the Company from its asset portfolio will be significantly affected by changes in the market price of the minerals underlying each of its royalty and streaming assets. Mineral prices fluctuate on a daily basis and are affected by numerous factors beyond the control of the Company, including levels of supply and demand or industrial development levels. While the Company plans to mitigate this risk by diversifying the underlying commodities in its portfolio of royalties and streams, macro-level factors such as inflation and the level of interest rates, the strength of the U.S. dollar and geopolitical events in significant mining countries will impact mining and minerals industries overall. The conflict between Russia and Ukraine and any restrictive actions that are or may be taken by Canada, the U.S., and other countries in response thereto, such as sanctions or export controls, could have potential negative impacts on commodity prices. External economic factors are, in turn, influenced by changes in international investment patterns, monetary systems and political developments. Each of the minerals underlying the future portfolio of the Company is a commodity, and is by its nature subject to wide price fluctuations and future material price declines could result in a decrease in revenue or, in the case of severe declines that cause a suspension or termination of production by relevant operators, a complete cessation of revenue from royalties, streams or similar interests that the Company may hold. Any such price decline may have a material adverse effect on the Company’s business, results of operations and financial condition.

Acquisition strategy

As part of the Company’s business strategy, it will seek to purchase a diversity of royalties, streams or similar interests from third-party mining companies and others. In pursuit of such opportunities, the Company may fail to select appropriate acquisition targets or negotiate acceptable arrangements, including arrangements to finance acquisitions. The Company cannot ensure that it can complete any acquisition, transaction or business arrangement that it pursues, or is pursuing, on favourable terms or at all, or that any acquisition, transaction or business arrangement completed will ultimately benefit the Company. The Company will seek to mitigate this risk by utilizing the MRO database.

Costs may influence return to Company

Net profit royalties and similar interests allow the operator to account for the effect of prevailing cost pressures on the project before calculating a royalty. These cost pressures typically include costs of labour, equipment, electricity, environmental compliance, and numerous other capital, operating and production inputs. Such costs will fluctuate in ways the Company will not be able to predict, will be beyond the control of Company and can have a dramatic effect on the revenue payable on these royalties and similar interests. Any increase in the costs incurred by operators on applicable properties will likely result in a decline in the royalty revenue received by the Company. This, in turn, will affect overall revenue generated by the Company, which may have a material adverse effect on its business, results of operations and financial condition.

Compliance with laws

The Company’s, owners’ and operators’ operations will be subject to various laws, regulations and guidelines. The Company will endeavour to and cause its counterparties to comply with all relevant laws, regulations and guidelines. However, there is a risk that the Company’s and its counterparties’ interpretation of laws, regulations and guidelines, including applicable stock exchange rules and regulations, may differ from those of others, and the Company’s and its counterparties’ operations may not be in compliance with such laws, regulations and guidelines. In addition, achievement of the Company’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and, where necessary, obtaining regulatory approvals. The impact of regulatory compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals required by the Company or its counterparties may significantly delay or impact the development of the Company’s business and operations, and could have a material adverse effect on the business, results of operations and financial condition of the Company. Any potential non-compliance could cause the business, financial condition and results of the operations of the Company to be adversely affected. Further, any amendment to the applicable rules and regulations governing the activities of the Company and its counterparties may cause adverse effects to the Company’s operations.

The introduction of new tax laws, regulations or rules, or changes to, or differing interpretation of, or application of, existing tax laws, regulations or rules in any of the countries in which the Company may operate could result in an increase in the Company’s taxes payable, or other governmental charges, duties or impositions. No assurance can be given that new tax laws, regulations or rules will not be enacted or that existing tax laws, regulations or rules will not be changed, interpreted or applied in a manner which could result in the Company’s profits being subject to additional taxation or which could otherwise have a material adverse effect on the Company.

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Due to the complexity and nature of the Company’s operations, various tax matters may be outstanding from time to time. If the Company is unable to resolve any of these matters favourably, there may be a material adverse effect on the Company.

Anti-bribery and anti-corruption laws

The Company is subject to certain anti-bribery and anti-corruption laws, including the Corruption of Foreign Public Officials Act (Canada) and the Foreign Corruption Practices Act (United States). Failure to comply with these laws could subject the Company to, among other things, reputational damage, civil or criminal penalties, other remedial measures and legal expenses, which may have a material adverse effect on the Company’s business, results of operations and financial condition. It may not be possible for the Company to ensure compliance with anti-bribery and anti-corruption laws in every jurisdiction in which its employees, agents or sub-contractors are located or may be located in the future.

In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under anti-bribery and anti-corruption laws, resulting in greater scrutiny and punishment of companies convicted of violating such laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. If the Company is the subject of an enforcement action or is otherwise in violation of such laws, it may result in significant penalties, fines and/or sanctions imposed on the Company, which may have a material adverse effect on the Company’s business, results of operations and financial condition.

Rights of third-parties

Some royalty, stream and similar interests that are or may be held by the Company may be subject to buy-down right provisions, pursuant to which an operator may buy-back all or a portion of the stream or royalty; pre-emptive rights, pursuant to which parties have the right of first refusal or first offer with respect to a proposed sale or assignment of the stream or royalty; or claw back rights, pursuant to which the seller of a stream or royalty has the right to re-acquire the stream or royalty. The exercise of any such rights by the holders thereof may adversely affect the value of the applicable royalty, stream or similar interest of the Company.

Public health crises, including the COVID-19 pandemic, may significantly impact Vox

Vox’s business, operations and financial condition could be materially adversely affected by public health crises, including epidemics, pandemics and or other health crises, such as the outbreak of COVID-19. The current COVID-19 global health pandemic is significantly impacting the global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices (including precious metals) and has raised the prospect of a global recession. The international response to COVID-19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity, globally. Public health crises, such as the COVID-19 outbreak, can result in operating, supply chain and project development delays that can materially adversely affect the operations of third parties in which Vox has an interest. Mining operations in which Vox holds an interest could be suspended for precautionary purposes or as governments declare states of emergency or other actions are taken in an effort to combat the spread of COVID-19. If the operation or development of one or more of the properties in which Vox holds a royalty, stream or other interest and from which it receives or expects to receive significant revenue is suspended, it may have a material adverse impact on Vox’s profitability, results of operations, financial condition and the trading price of Vox’s securities. The risks to Vox’s business include without limitation, the risk of breach of material contracts and customer agreements, employee health, workforce productivity, increased insurance premiums, limitations on travel, the availability of industry experts and personnel, prolonged restrictive measures put in place in order to control an outbreak of contagious disease or other adverse public health developments globally and other factors that will depend on future developments beyond Vox’s control, which may have a material and adverse effect on Vox’s business, financial condition and results of operations. In addition, Vox may experience business interruptions as a result of suspended or reduced operations at the mines in which Vox has an interest, relating to the COVID-19 outbreak or such other events that are beyond the control of Vox, which could in turn have a material adverse impact on Vox’s business, operating results, financial condition and the market for its securities. As at the date of this Prospectus, the duration of any business disruptions and related financial impact of the COVID-19 outbreak cannot be reasonably estimated. It is unknown whether and how Vox may be affected if such pandemic, such as the COVID-19 outbreak, persists for an extended period of time.

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Future financing requirements

There can be no assurance that Vox will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could impede the funding obligations of Vox, or result in delay or postponement of further business activities which may result in a material and adverse effect on the Company’s profitability, results of operations and financial condition. Vox may require new capital to continue to grow its business and there are no assurances that capital will be available when needed, if at all. It is likely that, at least to some extent, such additional capital will be raised through the issuance of additional equity, which could result in dilution to shareholders.

No existing trading market (other than for Common Shares)

Other than for Common Shares, there is no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that an active trading market will develop for Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between Vox and underwriters, dealers, agents or other purchasers based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.

Risks related to foreign jurisdictions and emerging markets

The majority of the properties on which Vox holds royalties or streams are located outside of Canada. The exploration, development and production of minerals from, or the continued operation of, these properties by their owners and operators are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, nationalization and expropriation, social unrest and political instability, less developed legal and regulatory systems, uncertainties in perfecting mineral titles, trade barriers, exchange controls and material changes in taxation. These risks may, among other things, limit or disrupt the ownership, development or operation of properties, mines or projects in respect of which the royalties or streams that may be held by the Company, restrict the movement of funds, or result in the deprivation of contractual rights or the taking of property by nationalization or expropriation without fair compensation.

The Company’s plan is to apply various methods, including utilizing the data it will have available from the MRO database, where practicable, to identify, assess and, where possible, mitigate these risks prior to entering into agreements to acquire royalties or streams. Such methods generally include conducting due diligence on the political, social, legal and regulatory systems and on the ownership, title and regulatory compliance of the properties subject to the royalties, streams or similar interests; engaging experienced local counsel and other advisors in the applicable jurisdiction; and negotiating where possible so that the applicable acquisition agreement contains appropriate protections, representations and/or warranties, in each case as the Company deems necessary or appropriate in the circumstances, all applied on a risk-adjusted basis. Notwithstanding all of the foregoing, there can be no assurance, however, that the Company will be able to identify or mitigate all risks relating to holding royalties, streams or similar interests in respect of properties, mines and projects located in foreign jurisdictions (including emerging markets), and the occurrence of any of the factors and uncertainties described above could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Foreign currency risks

While the Company reports its financial results in United States dollars, the Company’s investments are in other currencies and many of its royalty interests are denominated and payable in other currencies. Accordingly, the Company is exposed to foreign currency fluctuations. The Company does not currently enter into any derivative contracts to reduce this exposure.

Competition

There is potential that the Company and its counterparties will face competition from other companies, some of which can be expected to have longer operating histories and greater financial resources. The Company may be at a competitive disadvantage in acquiring additional interests, whether by way of royalty, stream or other form of investment, against these competitors. There can be no assurance that the Company will be able to compete successfully against other companies in acquiring additional royalties, streams or similar interests. In addition, the Company may be unable to acquire royalties, streams or similar interests at acceptable valuations, which may have a material adverse effect on the Company’s business, results of operations and financial condition.

Key employee attraction and retention

The Company’s success is highly dependent on the retention of key personnel who possess specialized expertise and are well versed in the natural resource and finance sectors. The availability of persons with the necessary skills to execute the Company’s business strategy is very limited and competition for such persons is intense. As the Company’s business activity grows, additional key financial and administrative personnel, as well as additional staff, may be required. Although the Company believes it will be successful in attracting, training and retaining qualified personnel, there can be no assurance of such success. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations may be affected.

Conflicts of interest

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers, directors and consultants may be engaged in a range of business activities, including certain officers, directors and consultants that provide services to other companies involved in natural resources investment, exploration, development and production. The Company’s executive officers, directors and consultants may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers, directors and consultants may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers, directors and consultants.

In addition, the Company may also become involved in other transactions which conflict with the interests of its directors, officers and consultants who may from time to time deal with persons, firms, institutions or corporations with which the Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Company. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, in the event that such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

Litigation risks

The Company may become party to legal claims or disputes with royalty payors arising in the ordinary course of business. There can be no assurance that any such legal claims or disputes will not result in significant costs to the Company and difficulties enforcing its contractual rights. In addition, potential litigation may arise on a property underlying the royalties or streams that are or may be held by the Company. As a royalty or stream holder, the Company will not generally have any influence on the litigation and will not generally have any access to data. Any such litigation that inhibits the exploration, development and production of minerals from, or the continued operation of, a property underlying the royalties or streams that are or may be held by the Company could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Dividend policy

The declaration, timing, amount and payment of dividends are at the discretion of the Company Board and will depend upon the Company’s future earnings, cash flows, acquisition capital requirements and financial condition, and other relevant factors. There can be no assurance that the Company will declare a dividend on a quarterly, annual or other basis.

Risks relating to the enforcement of judgments

A majority of the Company’s assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.

Two of the Company’s directors and two of its officers are not citizens or residents of Canada and substantially all of the assets of these persons are located outside of Canada. It may not be possible for shareholders to effect service of process against the Company’s directors and officers who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of our directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims or otherwise in original actions instituted outside Canada. Courts in other jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

Further, some of the Company’s assets are located in emerging and developing markets and the Company may encounter difficulties enforcing judgments, whether domestic or foreign in these jurisdictions. With respect to the Segilola Royalty located in Nigeria, Nigeria is not party to any bilateral or multilateral convention on the recognition and enforcement of judgments, instead the enforcement of foreign judgments is governed by two domestic statutes. While Nigeria has a fairly robust legal regime for the enforcement of foreign judgments, the Company may encounter difficulties registering foreign judgments for enforcement, potentially limiting its ability to enforce such judgments. In order to mitigate these risks, the Company has retained local counsel in Nigeria to assist with navigating the legal system in this jurisdiction.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by McCarthy Tétrault LLP with respect to matters of Canadian law and certain legal matters relating to United States law in connection with the issue and sale of the Securities will be passed upon on behalf of the Company by K&L Gates LLP. As at the date of this Prospectus, the partners and associates of McCarthy Tétrault LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Company. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Ernst & Young LLP, the auditor of the Company, is independent within the meaning of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

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The registrar and transfer agent for the Common Shares is TSX Trust Company, at its office at 200 University Avenue, Suite 300, Toronto, ON, M5H 4H1.

INTERESTS OF EXPERTS

Each of Christopher J. Picken, B.Sc. (Hons) MIMMM and Matthew Randall, B.Sc. (Hons) PhD, ACSM MIMMM C.Eng. is a “qualified person” for the purposes of NI 43-101 who authored certain portions of the Wonmunna TR. To the knowledge of the Company, none of such authors nor the respective firms they work with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Wonmunna TR or as at the date hereof.

Each of Timothy J. Strong, B.Sc. (Hons) ACSM FGS MIMMM R.Sci and Matthew Randall, B.Sc. (Hons) PhD, ACSM MIMMM C.Eng. is a “qualified person” for the purposes of NI 43-101 who authored certain portions of the Janet Ivy TR. To the knowledge of the Company, none of such authors nor the respective firms they work with had no interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Janet Ivy TR or as at the date hereof.

Timothy Strong, B.Sc. (Hons) ACSM FGS MIMMM R.Sci is the “qualified person” for the purposes of NI 43-101 who reviewed and approved certain technical and scientific information disclosed in this Prospectus and in the 2021 AIF and the 2022 Q2 Interim MD&A. Mr. Strong has not received any direct or indirect interest in the Company’s property and did not receive any direct or indirect interest in any of the Company’s securities or the securities of any associate or affiliate of the Company in connection with his review of the scientific and technical information in this Prospectus.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces of Canada, except Québec, provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Company, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus is limited, in certain provincial securities legislation, to the price at which the Securities which are convertible, exchangeable or exercisable for other securities of the Company are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, upon surrender of the underlying securities, the original amount paid for the applicable convertible, exchangeable or exercisable Securities and any additional amount paid upon conversion, exchange or exercise thereof, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement.

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GLOSSARY OF TERMS

When used in this Prospectus, the following terms have the meanings set forth below unless expressly indicated otherwise.

“2021 AIF” has the meaning given to that term under “Documents Incorporated by Reference”.

“2022 Q2 Interim MD&A” has the meaning given to that term under “Documents Incorporated by Reference”.

“Board of Directors” means the board of directors of the Company.

“CIM” has the meaning given to that term under “Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates”.

“CIM Definition Standards” has the meaning given to that term under “Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates”.

“Common Shares” has the meaning given to that term on the cover page of this Prospectus.

“Company” has the meaning given to that term on the cover page of this Prospectus.

“COVID-19” means the COVID-19 novel coronavirus.

“Debt Securities” has the meaning given to that term on the cover page of this Prospectus.

 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form 40-F” means the Company’s registration statement pursuant to Section 12 of the Exchange Act filed with the SEC on Form 40-F, along with all exhibits attached thereto, dated June 27, 2022.

“forward-looking information” has the meaning given to that term under “Forward-Looking Information”.

“Global Securities” has the meaning given to that term under “Description of Debt Securities”.

“IASB” has the meaning given to that term on the cover page of this Prospectus.

“IFRS” has the meaning given to that term on the cover page of this Prospectus.

“Indenture” has the meaning given to that term under “Description of Debt Securities”.

“Janet Ivy TR” means the technical report titled “NI 43-101 Technical Report – Janet Ivy Gold Mine (M26/446)” prepared by Kangari Consulting LLC with an effective date of September 30, 2021.

“MJDS” has the meaning given to that term on the cover page of this Prospectus.

“MRO” has the meaning given to that term under “Business of the Company”.

“Nasdaq” has the meaning given to that term on the cover page of this Prospectus.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“NI 44-102” means National Instrument 44-102 – Shelf Distributions.

“OBCA” means the Business Corporations Act (Ontario).

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 “Options” means the incentive stock options of the Company.

“Preferred Shares” has the meaning given to that term on the cover page of this Prospectus.

“Prospectus” has the meaning given to that term on the cover page of this Prospectus.

“Prospectus Supplement” has the meaning given to that term on the cover page of this Prospectus.

“PSUs” means the performance share units of the Company.

“RSUs” means the restricted share units of the Company.

“SEC” has the meaning given to that term on the cover page of this Prospectus.

“S-K 1300” has the meaning given to that term under “Notice Regarding Representation of Mineral Reserve and Mineral Resource Estimates”.

“Securities” has the meaning given to that term on the cover page of this Prospectus.

“Subscription Receipts” has the meaning given to that term on the cover page of this Prospectus.

“Trustee” has the meaning given to that term under “Description of Debt Securities”.

“TSXV” has the meaning given to that term on the cover page of this Prospectus.

“Units” has the meaning given to that term on the cover page of this Prospectus.

“US GAAP” means the generally accepted accounting principles adopted by the SEC.

“Vox”, “we” “us”, or “our” has the meaning given to that term on the cover page of this Prospectus.

“Warrants” has the meaning given to that term on the cover page of this Prospectus.

“Wonmunna TR” means the technical report titled “NI 43-101 Technical Report – Wonmunna Iron Ore Mine” prepared by Kangari Consulting LLC with an effective date of August 10, 2022.

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CERTIFICATE OF THE COMPANY

Dated: October 25, 2022

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada except Québec.

(Signed) KYLE FLOYD Chief Executive Officer	(Signed) PASCAL ATTARD Chief Financial Officer

On Behalf of the Board of Directors

(Signed) ROB SCKALOR Director	(Signed) ALASTAIR MCINTYRE Director

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B-2

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

 Indemnification

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant shall also indemnify the person referred to above in all such matters, actions, proceedings and circumstances as may be permitted by the Business Corporations Act (Ontario) or the law.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Exhibits

4.1

Notice of Meeting and Management Information Circular filed January 8, 2021 (incorporated by reference to Exhibit 99.04 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.2

Management’s Discussion and Analysis for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.35 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.3

Consolidated Financial Statements for the years ended December 31, 2020 and 2019 (incorporated by reference to Exhibit 99.37 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.4

The material change report of the Company dated March 25, 2021 relating to the completion by the Company of an overnight marketed public offering of units of the Company for gross proceeds of approximately C$15 million (incorporated by reference to Exhibit 99.24 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.5

Management’s Discussion and Analysis for the three months ended March 31, 2021 (incorporated by reference to Exhibit 99.48 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.6

Unaudited Condensed Interim Consolidated Financial Statements for the three months ended March 31, 2021 and 2020 (incorporated by reference to Exhibit 99.49 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.7

Notice of Annual and Extraordinary General Meeting of Shareholders and Information Circular filed June 1, 2021 (incorporated by reference to Exhibit 99.54 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.8

Unaudited Condensed Interim Consolidated Financial Statements for the three and six months ended June 30, 2021 and 2020 (incorporated by reference to Exhibit 99.68 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.9

Management’s Discussion and Analysis for the three and six months ended June 30, 2021 (incorporated by reference to Exhibit 99.69 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.10

Management’s Discussion and Analysis for the three and nine months ended September 30, 2021 (incorporated by reference to Exhibit 99.85 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.11

Unaudited Condensed Interim Consolidated Financial Statements for the three and nine months ended September 30, 2021 and 2020 (incorporated by reference to Exhibit 99.86 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.12

Consolidated Financial Statements for the years ended December 31, 2021 and 2020 (incorporated by reference to Exhibit 99.102 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.13

Management’s Discussion and Analysis for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.103 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.14

Notice of Annual General Meeting and Information Circular filed May 17, 2022 (incorporated by reference to Exhibit 99.109 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.15

Unaudited Condensed Interim Consolidated Financial Statement for the three months ended March 31, 2022 and 2021 (incorporated by reference to Exhibit 99.113 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

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4.16

Management’s Discussion and Analysis for the three months ended March 31, 2022 (incorporated by reference to Exhibit 99.114 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.17

The material change report of the Company dated May 26, 2022 relating to the entering into by the Company of definitive agreements in connection with the acquisition of a producing royalty over the Wonmunna iron ore mine in Western Australia operated by ASX-listed producer Mineral Resources Limited (incorporated by reference to Exhibit 99.119 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on June 27, 2022).

4.18

Unaudited Condensed Interim Consolidated Financial Statement for the three and six months ended June 30, 2022 and 2021 (incorporated by reference to Exhibit 99.7 to the Registrant’s Form 6-K filed with the Commission on October 20, 2022).

4.19

Management’s Discussion and Analysis for the three and six months ended June 30, 2022  (incorporated by reference to Exhibit 99.7 to the Registrant’s Form 6-K filed with the Commission on October 20, 2022).

4.20	The annual information form of the Company dated October 25, 2022 for the year ended December 31, 2021 and the Audit Committee Charter.

4.21	Certification of Annual Filings in Connection with Voluntarily Filed AIF dated October 25, 2022– CFO Certification

4.22	Certification of Annual Filings in Connection with Voluntarily Filed AIF dated October 25, 2022– CEO Certification

4.23	Filer’s Confirmation Provided Pursuant to Subsection 7.2(2) of National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions dated October 25, 2022

4.24	Qualification Certificate – Preliminary Short Form Base Shelf Prospectus dated October 25, 2022

5.1	Consent of Ernst & Young LLP.

5.2	Consent of McGovern Hurley LLP.

6.1	Powers of Attorney (included on signature page to the initial filing of the Registration Statement).

7.1	Form of Trust Indenture.

107	Filing Fee Table.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 25th day of October, 2022.

VOX ROYALTY CORP.

By:	/s/ Kyle Floyd
Name:	Kyle Floyd
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kyle Floyd, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agents or any of him or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kyle Floyd	Chief Executive Officer and Director	October 25, 2022
Kyle Floyd	(principal executive officer)

/s/ Pascal Attard	Chief Financial Officer and Director	October 25, 2022
Pascal Attard	(principal financial and accounting officer)

/s/ Rob Sckalor	Director	October 25, 2022
Rob Sckalor

/s/ Alastair W. McIntyre	Director	October 25, 2022
Alastair W. McIntyre

/s/ Andrew Kaip	Director	October 25, 2022
Andrew Kaip

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Vox Royalty Corp. in the United States, on October 25, 2022.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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